Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Company Contact:

Jill Gilmer

Zep Inc.

404-605-8614

Zep Inc. Subsidiary, Amrep, Inc., to Acquire Certain North American

Brands and Assets from Waterbury Companies, Inc.

•	Creates Leadership Position in the Institutional and Industrial Air Care Market

•	Supports Key Strategic Growth Initiatives with Distributors and Retailers

•	Acquisition Further Leverages the Strength of Amrep’s Operating Platform

•	Waterbury Expected to be Accretive to Zep’s Earnings in Fiscal 2011

Atlanta, Georgia, July 27, 2010 – Zep Inc. (NYSE:ZEP), a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions, today announced that Amrep, Inc., a wholly-owned subsidiary of Zep Inc., along with certain other subsidiaries, has signed a definitive agreement to acquire certain brands and assets, and assume certain liabilities of the North American operations of Waterbury Companies, Inc. – a leading provider of air care delivery systems and products for facility maintenance – for a cash purchase price of approximately $66 million, subject to post-closing working capital adjustments. The assets acquired through this transaction, which is expected to close during the first fiscal quarter of 2011, generated approximately $40 million in revenues during the last twelve months at margins that are attractive to Zep Inc. This acquisition provides additional avenues for growth into the distributor and retail channels. The acquisition is expected to generate a number of synergistic opportunities and is expected to strengthen Amrep’s leadership position in air care delivery systems and products for the facility maintenance markets.

“Building on the success of the Amrep acquisition, this transaction represents another important step in our strategy to expand our access to market through distributors and specialty retailers,” commented John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “Waterbury has strong brands and impressive customer relationships that, when combined with Amrep under the leadership of Joe Seladi, should accelerate our growth in these key end-markets. The integration of Waterbury into Amrep’s operating platform is expected to be accretive to Zep Inc.’s fiscal 2011 earnings. Further, this deal represents meaningful synergies that, once achieved, should add significant value to the overall organization,” concluded Mr. Morgan.

“We are excited to offer our customers expanded product offerings in the air care, water conservation and insect control categories. Our distributor partners will benefit from this combination, as they will be able to source multiple product options through their relationship with Amrep. We believe this will allow Amrep to help make our customers’ business better by streamlining their supply chain in these important product categories,” commented Joe Seladi, President of Amrep, Inc.

Amrep will add Waterbury’s well-established TimeMist®, TimeWick, Microbemax™ and Touch Less Control™ brands to its existing brand portfolio, which currently includes Misty®, Next Dimension®, I-Chem®, and other Amrep proprietary brands. This acquisition provides Amrep with not only enhanced product capabilities, but also access to new specialty Farm and Agricultural retail channels through the Country Vet® branded products designed for insect and odor control.

The closing of the transaction is subject to expiration of the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. BB&T Capital Markets served as the exclusive financial advisor to Zep Inc. in the transaction. Hunton & Williams, LLP served as the legal advisor to Zep Inc. in the transaction.

About Zep Inc.

Zep Inc. is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep Inc.’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products, as well as high performance products and professional grade chemical products for the automotive, fleet maintenance, industrial/MRO supply, institutional supply and motorcycle markets through Amrep, Inc. The Company markets these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional™, Enforcer®, National Chemical®, Selig™, Misty®, Next Dimension®, Petro®, i-Chem® and a number of private labeled brands, some of which have been in existence for more than 100 years. Zep Inc.’s headquarters are in Atlanta, Georgia. Visit the company’s website at www.zepinc.com.

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This release contains, and other written or oral statements made by or on behalf of Zep Inc. may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company, or the executive officers on the Company’s behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or results of the Company. Examples of forward-looking statements in this press release include, but are not limited to: statements regarding acquisition-related synergies and benefits that may be realized in the coming months and the next fiscal year; statements regarding investments that may be made in the future to grow the business, either organically or otherwise, in accordance with our strategic plan, or that may be made for other purposes; statements regarding the expectation that the acquisition of Waterbury will be accretive to Zep’s earnings and will accelerate our growth; statements regarding Zep’s expectation that it will strengthen Amrep’s leadership position; statements regarding our assessment of the strength of Waterbury’s brands and the overall acquisition; and statements and related estimates concerning the benefits that the execution of our strategic initiatives are expected to have on future financial results.

The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•	customer and supplier relationships and prices;

•	competition;

•	ability to realize anticipated benefits from strategic planning initiatives, integration and timing of benefits;

•	market demand; and

•	litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2009, which is incorporated herein by reference.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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